SCHEDULE 14C INFORMATION

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

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BERKELEY COFFEE & TEA, INC.

(Name of registrant as Specified in its Charter)

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BERKELEY COFFEE & TEA, INC.

Building B #439, Jinyuan Bulu

Jiang Piao Town

Jiading District

Shanghai, 201812 China

011-86-15021337898

NOTICE OF SHAREHOLDER ACTION BY WRITTEN

CONSENT ON OR ABOUT JANUARY 9, 2013

This Information Statement, which is being provided to shareholders on or about January 9, 2013, is furnished in accordance with the requirements of Regulation 14C promulgated under the Securities Exchange Act, as amended, by Berkeley Coffee & Tea, Inc. (the "Company").

To the Shareholders:

Notice is hereby given that the holders of a majority of the outstanding shares of the Company's common stock have acted by written consent to approve the following actions:

1.

Amend the Company’s Articles of Incorporation to change the Company’s name to DTS8 Coffee Company, Ltd.

Only shareholders of record at the close of business on January 9, 2013, are being given notice of the Action by Written Consent. Since the actions above have been approved by a majority of the outstanding shares of our voting stock, no proxies were or are being solicited.

This is not a notice of a meeting of stockholders and no stockholder meeting will be held to consider any matter described herein.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Sincerely,

/s/ Sean Tan

Sean Tan

President

BERKELEY COFFEE & TEA, INC.

INFORMATION STATEMENTS

GENERAL INFORMATION

General

This information is being provided to the shareholders of Berkeley Coffee & Tea, Inc., a Nevada corporation (the "Company"), in connection with the action by written consent of the holders of a majority of the Company's issued and outstanding shares, in lieu of a special meeting, to amend the Company’s Articles of Incorporation to change the name of the Company, approved by the Board of Directors on January 9, 2013.

Record Date and Voting Securities

Only shareholders of record at the close of business on January 9, 2013, are entitled to notice of the action taken, as described herein. On January 9, 2013, the Company had outstanding 26,273,333 shares of common stock, $0.001 par value, each of which was entitled to one vote.

On January 9, 2013, the holders of a majority of the Company's voting power approved the amendment to the Articles of Incorporation.  The Amendment to the Articles of Incorporation was filed with the Secretary of State of Nevada on January 14, 2013.

This Information Statement was first provided to the Company's shareholders on or about January 31, 2013.

PROPOSAL ONE

AMENDMENT TO ARTICLES OF INCORPORATION

NAME CHANGE

Purpose:

The Company’s Board of Directors has unanimously adopted a resolution seeking shareholders approval to amend the Articles of Incorporation to change the Company’s name to DTS8 Coffee Company, Ltd.

No Dissenters' Rights: Pursuant to Nevada law, the holders of the Company's Common Stock are not entitled to dissenters' rights in connection with this change in the Board of Directors.  Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of January 9, 2013, the beneficial ownership of the Company’s common stock by each of its officers and directors, by each person known by the Company to beneficially own more than 5% of  common stock and by  officers and directors as a group.  Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 26,273,333 shares of common stock issued and outstanding on January 9, 2013.

Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percentage Ownership of Common Stock

Sean Tan, President, CEO, CFO, Secretary, Director	17,100,000	65.1%

Connie Zhao, Director	30,000	*%

Alexander Liang. Director	0	0%

James Kuok, Director	0	0%

Officers and Directors as a Group (4)	17,130,000	65.2%

*Less than 1%

Securities Authorized for Issuance under Equity Compensation Plans

The Company has not adopted any equity compensation plans since our inception.

.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding our officers, directors and employees' annual and long-term compensation for the fiscal years ended April 30, 2012 and 2011. For the year ended April 30, 2012, Sean Tan, our Chief Executive Officer was paid monthly management fees of $6,000. We do not currently have any employment related benefits, such as health or life insurance, available for our officers, directors and employees. Our directors, officers and employees do not currently receive any long-term compensation.

SUMMARY COMPENSATION TABLE
Name and principal Position	Year	Salary ($)	Bonus($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

Sean Tan President, Chief Executive Officer, Secretary, Chief Financial Officer, Principal Accounting Officer, Director	2012 2011	$72,000 $18,000	0 0	0 0	0 0	0 0	0 0	0 0	$72,000 $18,000

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the Company in the event of retirement at normal retirement date.

No remuneration is proposed to be paid in the future either directly or indirectly by the Company to any officer or director.

Employment Agreements

On March 31, 2011, the Company entered into a management agreement with Sean Tan, the Company’s officer and director to serve as the President and Chief Executive Officer of the Company. Mr. Tan’s engagement commenced on March 1, 2011, and shall continue on a year-to-year basis until terminated by either party upon sixty days prior written notice to the other party.  The Company makes monthly management fee payments of six thousand dollars ($6,000) to Mr.  Tan, in arrears, on the last day of each month.

Compensation of Directors

The members of the Company’s Board of Directors do not receive compensation, as such, at this time, but are paid consulting fees for specific services as incurred.  As of the date of this Report, there are no other agreements or arrangements in place for the amount of annual compensation that our directors will receive in the future.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation($)	Non-Qualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
Sean Tan	$ 0	0	0	0	0	0	$ 0
Connie Zhao	$ 0	0	0	0	0	0	$ 0
Alex Liang	$ 0	0	0	0	0	0	$ 0
James Kuok	$ 0	0	0	0	0	0	$0

Stock Option Grants

As of the date of this Report, the Company has not granted any stock options.  The Company has not adopted any equity compensation plans since it’s our inception.

Compensation Committee

As of the date of this Report, we have not established a Compensation Committee which is responsible for setting and administering the policies and programs that govern both annual compensation and stock option programs for our directors, executive officers and employees.

Indemnification

Under our bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  We may advance expenses incurred in defending a proceeding.  To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada. Regarding indemnification for liabilities arising under the Securities Act, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

BERKELEY COFFEE & TEA, INC.

Date: January 30, 2013

By:

/s/ Sean Tan

Sean Tan, President